Exhibit 99.1

Optinose Reports Second Quarter 2020 Financial Results
and Recent Operational Highlights

Company reports second quarter 2020 XHANCE net revenue of $10.3 million

Second quarter 2020 XHANCE prescriptions increased 84% from second quarter 2019

Conference call and webcast to be held today at 8:00 a.m. Eastern Time

YARDLEY, Pa., August 4, 2020 Optinose (NASDAQ:OPTN), a pharmaceutical company focused on patients treated by ear, nose and throat (ENT) and allergy specialists, today reported financial results for the quarter ended June 30, 2020, and provided operational updates.

“XHANCE prescription volume continued to grow in the second quarter, which was impressive given the major disruptions to patient volumes and care pathways within ENT and allergy physician practices,” stated CEO Peter Miller. “XHANCE had exceptionally strong market share growth, demonstrating remarkable resilience, as we successfully adapted our business to the COVID-19 environment. We are excited by the potential for XHANCE to continue to grow and recently announced a co-promotion with kaléo that will amplify our effort. We look forward to a strong partnership that we believe can have meaningful impact.”

Second Quarter 2020 and Recent Highlights

XHANCE Prescriptions
The number of XHANCE® (fluticasone propionate) prescriptions increased by 84% from second quarter 2019 to second quarter 2020.

Kaléo Co-Promotion Agreement
In July the Company announced the signing of an agreement with kaléo, a pharmaceutical company dedicated to building innovative solutions for serious and life-threatening medical conditions, to co-promote XHANCE. Under the terms of the agreement, kaléo will promote XHANCE to an agreed-upon audience of office-based healthcare professionals, which is expected to increase promotional reach and frequency starting by the fourth quarter of 2020. The audience includes nearly 6,000 prescribers about half of whom are outside of the current Optinose called-on universe of approximately 10,000 healthcare professionals.

OPN-019
In June the Company announced the initiation of development of a new product candidate, OPN-019. OPN-019 will combine the Company’s proprietary nasal Exhalation Delivery System (EDS) technology with an antiseptic that has been recently shown in third party in vitro studies to kill the virus that causes COVID-19. Because components of the drug-device combination product candidate, including both the active drug and delivery device, are currently commercially available in the U.S., the Company expects to be able to rapidly progress to a meeting with FDA to discuss an IND and then onward to clinical trials. The Company is focused on supporting the initial stages of development within its current operating expense plan and intends to seek grants, partnerships, and/or other sources of capital to fund future development.

Peer-Reviewed Scientific Journal Publications
Pooled analysis of the Company's NAVIGATE I and II phase 3 clinical trials highlighting improvement in quality of life and health status measures were published in the International Forum of Allergy & Rhinology1.

In addition, results from VIZUALIZE, a study using nasal endoscopy video to evaluate the efficacy and safety of XHANCE twice daily in adults with bilateral nasal polyps were published in Rhinology2, the official journal of the International Rhinologic Society.

Second Quarter 2020 Financial Results

Net product revenues
The Company generated $10.3 million and $17.3 million in net product revenues from sales of XHANCE during the three and six months ended June 30, 2020, respectively.

Costs and expenses and net loss
For the three and six months ended June 30, 2020, research and development expenses were $5.5 million and $10.4 million, respectively and selling, general and administrative expenses were $25.7 million and $52.8 million, respectively. The net loss for the three and six months ended June 30, 2020 was $25.9 million, or $0.56 per share (basic and diluted) and $54.7 million, or $1.19 per share (basic and diluted), respectively.

Cash
The Company had cash and cash equivalents of $125.3 million as of June 30, 2020.

Corporate Guidance

XHANCE Net Revenue per Prescription
The Company expects XHANCE average net revenue per prescription to improve through the remainder of 2020.

Operating Expenses
The Company expects total GAAP operating expenses (selling, general & administrative expenses and research & development expenses) for 2020 to be in the range of $131 - $136 million, of which the Company expects stock-based compensation to be approximately $11 million.

Chronic Sinusitis Clinical Trials
The Company expects top-line results from both of its clinical trials evaluating XHANCE as a potential treatment for Chronic Sinusitis in the second half of 2021.

Company to Host Conference Call

Members of the Company’s leadership team will host a conference call and presentation to discuss financial results and corporate updates beginning at 8:00 a.m. Eastern Time today.

To participate on the conference call, please dial (866) 916-4761 from the U.S. or +1 (409) 216-6496 from outside the U.S. In addition, following the completion of the call, a telephone replay will be accessible until August 11, 2020 by dialing (855) 859-2056 from the U.S. or +1 (404) 537-3406 from outside the U.S. and entering conference ID #
2298719. A simultaneous webcast of the call and presentation can be accessed by visiting the Investors section of Optinose’s website at www.optinose.com. In addition, a replay of the webcast will be available on the Company website for 60 days following the event.

OptiNose, Inc.
Condensed Consolidated Statement of Operations
(in thousands, except share and per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
Revenues:
Net product revenues	$10,272	$6,677	$17,334	$10,653
Licensing revenues	—	—	—	500
Total revenues	10,272	6,677	17,334	11,153
Costs and expenses:
Cost of product sales	1,700	1,089	3,056	1,827
Research and development	5,474	5,295	10,406	9,857
Selling, general and administrative	25,697	26,000	52,757	52,340
Total costs and expenses	32,871	32,384	66,219	64,024
Loss from operations	(22,599)	(25,707)	(48,885)	(52,871)
Other expense	3,253	1,670	5,823	3,380
Net loss	$(25,852)	$(27,377)	$(54,708)	$(56,251)
Net loss per share of common stock, basic and diluted	$(0.56)	$(0.66)	$(1.19)	$(1.36)
Weighted average common shares outstanding, basic and diluted	45,908,104	41,310,068	45,907,133	41,283,478

OptiNose, Inc.
Condensed Consolidated Balance Sheet Data
(in thousands)

	June 30,	December 31,
	2020	2019
	(unaudited)
Cash and cash equivalents	$125,266	$147,144
Other assets	27,782	25,506
Total assets	$153,048	$172,650

Total current liabilities	$34,898	$36,139
Long-term debt, net	104,947	74,531
Other liabilities	594	397
Total stockholders' equity	12,609	61,583
Total liabilities and stockholders' equity	$153,048	$172,650

About Optinose
Optinose is a specialty pharmaceutical company focused on serving the needs of patients cared for by ear, nose and throat (ENT) and allergy specialists. Optinose has offices in the U.S., the U.K. and Norway. To learn more, please visit www.optinose.com or follow us on Twitter and LinkedIn.

Cautionary Note on Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. All statements that are not historical facts are hereby identified as forward-looking statements for this purpose and include, among others, statements relating to: the impact of, our plans regarding and the uncertainty caused by the COVID-19 pandemic; the potential for continued XHANCE growth; the expected commencement of promotional activities by kaléo by the fourth quarter of 2020 and the potential benefits of those activities; the Company’s development plans and objectives for OPN-019, the potential benefits of OPN-019 and the Company’s intention to fund initial development of OPN-019 within its current operating expense plan and to seek grants, partnerships and/or other sources of capital to fund future development; the Company's plans to seek approval for a follow-on indication for XHANCE for the treatment of chronic sinusitis and the expectation of top line results from both of its chronic sinusitis trials in second half 2021; expectation that XHANCE average net revenue per prescription will improve through the remainder of 2020; projected Company GAAP operating expenses and stock-based compensation for 2020; and other statements regarding the Company's future operations, financial performance, financial position, prospects, objectives; and other future events. Forward-looking statements are based upon management’s current expectations and assumptions and are subject to a number of risks, uncertainties and other factors that could cause actual results and events to differ materially and adversely from those indicated by such forward-looking statements including, among others: the extent and duration of the COVID-19 pandemic and its impact on the Company’s business, results of operations and financial condition; physician and patient acceptance of XHANCE; the Company’s ability to maintain adequate third-party reimbursement for XHANCE (market access); market opportunities for XHANCE may be smaller than expected; the effectiveness of kaléo’s sales representatives in promoting XHANCE; risks, uncertainties and delays relating to product development, the initiation, enrollment, completion and results of clinical trials and the regulatory approval process; risks that results seen in preclinical studies may not be replicated in humans; intense competition for vaccines and other therapies for COVID-19; the Company’s ability to grow XHANCE prescriptions and net revenues; unanticipated costs and expenses; the Company's ability to comply with the covenants and other terms of the note purchase agreement entered into with funds managed by Pharmakon Advisors, LP; risks and uncertainties relating to intellectual property; and the risks, uncertainties and other factors discussed under the caption "Item 1A. Risk Factors" and elsewhere in the Company’s most recent Form 10-K and Form 10-Q filings with the Securities and Exchange Commission - which are available at www.sec.gov. As a result, you are cautioned not to place undue reliance on any forward-looking statements. Any forward-looking statements made in this press release speak only as of the date of this press release, and the Company undertakes no obligation to update such forward-looking statements, whether as a result of new information, future developments or otherwise.

References

1 - Soler ZM, Colman S, Velez FF, Schlosser RJ,Exhalation delivery system with fluticasone improves quality of life and health status: pooled analysis of phase 3 trials NAVIGATE I and II, International Forum of Allergy & Rhinology, DOI: 10.1002/alr.22573.

2 - Yao WC, Ramakrishnan VR, Luong AU, Citardi MJ, VISUALIZE: a 24-week, open-label study using nasal endoscopy video to evaluate the efficacy and safety of EDS-FLU 186 μg twice daily in adults with bilateral nasal polyps, Rhinology online, 3, Vol 3: 58-66.

Optinose Investor Contact
Jonathan Neely
jonathan.neely@optinose.com
267.521.0531

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